Exhibit 10.2

MANAGEMENT AGREEMENT AND EXPENSE LIMITATION AND

REIMBURSEMENT AGREEMENT ASSUMPTION AGREEMENT

This assumption agreement (the “Agreement”) is effective as of the 16th day of December, 2005 (the “Effective Date”) by and between UST Advisers, Inc., a Delaware corporation (“USTA”), U.S. Trust Company, National Association, a national bank organized under the laws of the United States (“UST-NA”) and Excelsior LaSalle Property Fund, Inc., a Maryland corporation (the “Fund”).

WHEREAS, UST-NA and the Fund are parties to a management agreement dated December 23, 2004 (the “Management Agreement”);

WHEREAS, UST-NA and the Fund are also parties to an expense limitation and reimbursement agreement pursuant to which UST-NA has agreed to waive a portion of its fee or to absorb a portion of the Fund’s ordinary operating expenses to the extent described therein (the “Expense Limitation Agreement”);

WHEREAS, UST-NA wishes to restructure the manner in which it provides management and administrative services to the Fund under the Management Agreement so as to deliver such services through USTA, a new wholly-owned subsidiary of UST-NA, which will provide all of the services formerly provided by UST-NA under the Management Agreement to the Fund;

WHEREAS, USTA wishes to assume all of UST-NA’s duties, obligations, liabilities and rights under the Management Agreement and Expense Limitation Agreement and UST-NA wishes to assign and be discharged from its duties, obligations, liabilities and rights under the Management Agreement and Expense Limitation Agreement; and

WHEREAS, U.S. Trust Corporation, the parent of UST-NA and USTA (“UST-Corp.”), wishes to provide an indemnity to the Fund for certain matters as described herein.

NOW, THEREFORE, based on the foregoing, the parties intending to be legally bound, agree as follows:

1.	Assumption. UST-NA hereby assigns to USTA and USTA hereby agrees to assume, as of the Effective Date, all of UST-NA’s respective obligations, liabilities and rights and agrees to perform all of UST-NA’s respective duties under the Management Agreement and the Expense Limitation Agreement.

2.	Release. The Fund hereby releases UST-NA, as of the Effective Date, from all of its duties, obligations, and liabilities under the Management Agreement and the Expense Limitation Agreement and UST-NA hereby surrenders all of its rights under those agreements.

3.	Indemnity. UST-Corp. agrees to ensure that USTA will perform all of UST-NA’s duties and obligations under the Management Agreement and the Expense Limitation Agreement and agrees to indemnify, defend and hold the Fund harmless for any and all losses, liabilities, actions or expenses resulting from or arising out of USTA’s performance of the duties and obligations assumed by it under the Management Agreement and the Expense Limitation Agreement to the same extent that UST-NA would have been liable for its performance under the Management Agreement and Expense Limitation Agreement.

UST-Corp. hereby waives any requirement that the Fund exhaust any right or remedy or proceed or take any action against USTA or UST-NA or any other person or entity before exercising any right or remedy against UST-Corp. under this Agreement.

The obligations of UST-Corp. hereunder are absolute and unconditional. UST-Corp.’s indemnity shall be a continuing indemnity and shall continue in full force and effect indefinitely. The parties understand and agree that this indemnity is applicable only with respect to the Management Agreement and the Expense Limitation Agreement.

4.	Other Matters. USTA is hereby bound by all of the terms and conditions of the Management Agreement and the Expense Limitation Agreement, which will continue in full force and effect with respect to USTA.

5.	Headings and Captions. The document headings and captions contained herein are for ease of reference only, and shall not effect the meaning or interpretation of this Agreement.

6.	Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 16th day of December, 2005.

UST ADVISERS, INC.

By:	/s/ Robert Aufenanger
Name:	Robert Aufenanger
Title:	President

U.S. TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Neil M. McDonnell
Name:	Neil M. McDonnell
Title:	SVP/CFO

EXCELSIOR LaSALLE PROPERTY FUND, INC.

By:	/s/ C. Allan Swaringen
Name:	C. Allan Swaringen
Title:

U.S. TRUST CORPORATION, for purposes of section 3 hereof only

By:	/s/ Richard E. Brinkmann
Name:	Richard E. Brinkmann
Title:	Managing Director & Comptroller

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